UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2010

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On May 11, 2010, the Board of Directors (the “Board”) of XenoPort, Inc. (the “Company”) adopted the 2010 Inducement Award Plan (the “2010 Plan”). The Company intends to grant awards under the 2010 Plan to persons not previously employees or directors of the Company (or following bona fide periods of non-employment by the Company and its affiliates) as inducements material to such individuals entering into employment with the Company and to provide incentives for such persons to exert maximum efforts for the Company’s success.

The 2010 Plan, which became effective on May 11, 2010, provides for the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and other stock awards. The Company may grant these awards, referred to as stock awards, as an inducement material to an individual entering into employment with the Company, within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules.

Share Reserve. The Company may issue an aggregate of up to 350,000 shares of its common stock pursuant to stock awards under the 2010 Plan. Shares of the Company’s common stock issued under the 2010 Plan may again become available for the grant of new stock awards under the 2010 Plan if they are: (a) shares that are forfeited to, or repurchased by, the Company prior to becoming fully vested; (b) shares withheld to satisfy income and employment withholding taxes; (c) shares used to pay the exercise price of an option in a net exercise arrangement; or (d) shares tendered to the Company to pay the exercise price of an option.

In addition, if a stock award granted under the 2010 Plan expires or otherwise terminates without being exercised in full, the shares not acquired under the stock award will again become available for issuance under the 2010 Plan. Shares issuable under the 2010 Plan may be authorized but unissued shares or shares reacquired from participants in the 2010 Plan.

Administration. The Board has delegated its authority to administer the 2010 Plan to the Compensation Committee of the Board, and references to the Board or plan administrator contained in this current report with respect to the 2010 Plan may include actions taken by the Compensation Committee. The grant of stock awards under the 2010 Plan must be granted either by the independent Compensation Committee of the Board or a majority of the Company’s independent directors within the meaning of Rule 5605(a)(2) of the NASDAQ Listing Rules. The plan administrator will determine the recipients of stock awards, dates of grant, the numbers and types of stock awards to be granted, and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator will also determine the exercise price of options granted and, if applicable, the purchase price of restricted stock awards and restricted stock unit awards.

The Board has the authority to amend, suspend or terminate the 2010 Plan, provided such action does not impair the rights or obligations of any stock award without the consent of the holder of such stock award. The Board also has the authority to construe and interpret the 2010 Plan and stock awards granted thereunder, and generally to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

Stock Option Exercise Price. The plan administrator will determine the exercise price for each stock option, within the terms and conditions of the 2010 Plan and applicable law, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of the Company’s common stock on the date of grant.

Stock Option Term. Generally, the plan administrator determines the term of stock options granted under the 2010 Plan, up to a maximum of ten years. Unless the terms of an optionee’s stock option agreement provide otherwise, if an optionee’s service relationship with the Company, or any of its affiliates, ceases for any reason other than disability, death or following a change in control, the optionee may exercise any vested options for a period of three months following the cessation of service. If an optionee’s service relationship with the Company, or any of its affiliates, ceases due to disability or death (or an optionee dies within a certain period following cessation of service), the optionee or a beneficiary may exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. If an optionee’s service relationship with the Company, or any of its affiliates, ceases within 12 months following a specified change-in-control transaction, the optionee may exercise any vested options for a period of 12 months following the effective date of such transaction. In no event, however, may an option be exercised beyond the expiration of its term.

Stock Option Consideration. Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include: (1) cash or check; (2) a broker-assisted cashless exercise; (3) the tender of common stock previously owned by the optionee; (4) a net exercise of the option; (5) a deferred payment arrangement; and (6) other legal consideration approved by the plan administrator.

Stock Unit Awards. Acceptable consideration to be paid, if any, for each share of common stock subject to a restricted stock unit award may be paid in any form of legal consideration as determined by the plan administrator. A stock unit award may be settled by the delivery of shares of common stock, or their cash equivalent or any other form of consideration as determined by the plan administrator. The plan administrator may impose vesting restrictions or conditions on the stock unit awards as it deems appropriate.

Stock Award Transfer. Unless the plan administrator provides otherwise, stock awards generally are not transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order. An optionee may designate a beneficiary, however, who may exercise the option following the optionee’s death.

Corporate Transactions. In the event of certain significant corporate transactions, all outstanding stock awards under the 2010 Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then (1) with respect to any such stock awards that are held by individuals whose service with the Company or its affiliates has not terminated more than three months prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction and any reacquisition or repurchase rights with respect to such stock awards will lapse and (2) all other outstanding stock awards will terminate if not exercised (if applicable) prior to the effective date of the corporate transaction. The Board may also provide that the holder of an outstanding stock award not assumed in the corporate transaction will surrender such stock award in exchange for a payment equal to the excess of (1) the value of the property that the optionee would have received upon exercise of the stock award over (2) the exercise price otherwise payable in connection with the stock award.

Changes in Control. The Board has adopted and approved forms of stock option and stock unit agreements under the 2010 Plan that provide that all shares subject to each such stock award will immediately vest in the event that a recipient’s service with the Company or a successor entity is actually or constructively terminated without cause within 12 months following the effective date of a change-in-control transaction.

The foregoing is only a brief description of the material terms of the 2010 Plan, does not purport to be complete and is qualified in its entirety by reference to the 2010 Plan and the forms of stock award agreements adopted under the 2010 Plan, each of which were filed as exhibits on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 12, 2010.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(e)	Grant of Performance Stock Unit Awards

On May 13, 2010, the Company granted performance stock unit awards (“PSUs”) under the XenoPort, Inc. 2005 Equity Incentive Plan to Ronald W. Barrett, Ph.D., its chief executive officer, and William J. Rieflin, its president. Each PSU is scheduled to vest three years from the date of grant, on May 13, 2013. The target, or nominal, amount of shares of common stock of the Company that are subject to issuance under the PSUs is 100,000 and 40,000 for Dr. Barrett and Mr. Rieflin, respectively. The actual number of shares of common stock of the Company subject to these PSUs will be between 0% and 200% of the target amount, depending upon the Company’s total shareholder return (“TSR”) as compared to the TSRs of a group of pre-selected pharmaceutical companies over a performance period ending on the third anniversary of the grant date (subject to certain acceleration of measurement and vesting in the event either Dr. Barrett or Mr. Rieflin is terminated without cause, resigns for good reason or dies, and, if such termination, resignation or death happens within 12 months following a change-in-control transaction, such PSUs will immediately vest in full). The Company’s TSR performance at the 40th percentile of the comparable companies and below will result in the issuance of no shares, performance at the 50th percentile will result in the issuance of 50% of the target shares, performance at the 65th percentile will result in the issuance of 100% of the target shares, performance at the 75th percentile will result in the issuance of 150% of the target shares and performance at the 85th percentile or above will result in the issuance of 200% of the target shares. Performance between these points will be scaled.

The descriptions of the PSUs set forth in this Item 5.02(e) are general in nature and are qualified in their entirety by reference to the full text of the Performance Stock Unit Agreements to be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on May 11, 2010. The following is a brief description of each matter voted upon at the meeting and the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter as applicable:

1. To elect the following two Class 2 directors to hold office until the 2013 annual meeting of stockholders, or until his successor is duly elected and has qualified, or until his earlier death, resignation or removal:

Director Name	Shares Voted For	Voting Authority Withheld	Broker Non-Votes
Paul L. Berns	18,636,141	145,498	4,580,034
John G. Freund, M.D.	17,858,118	923,521	4,580,034

The Company’s Class 3 directors, Ronald W. Barrett, Ph.D., Jeryl L. Hilleman and Wendell Wierenga, Ph.D., will each continue to serve on the Board until the 2011 annual meeting of stockholders and until his or her successor is elected and has qualified, or until his or her earlier death, resignation or removal. The Company’s Class 1 directors, Dennis M. Fenton, Ph.D., Catherine J. Friedman and Per G.H. Lofberg, will each continue to serve on the Board until the 2012 annual meeting of stockholders and until his or her successor is elected and has qualified, or until his or her earlier death, resignation or removal.

2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

For	Against	Abstain	Broker Non-Votes
22,359,689	979,981	22,003	0

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.38	2010 Inducement Award Plan(1)

10.39	Form of Option Agreement under the 2010 Inducement Award Plan(2)

10.40	Form of Stock Unit Award Agreement under the 2010 Inducement Award Plan(3)

(1)	Incorporated herein by reference to Exhibit 99.3.1 of our registration statement on Form S-8 (File No. 333-166760), as filed with the SEC on May 12, 2010.
(2)	Incorporated herein by reference to Exhibit 99.3.2 of our registration statement on Form S-8 (File No. 333-166760), as filed with the SEC on May 12, 2010.
(3)	Incorporated herein by reference to Exhibit 99.3.3 of our registration statement on Form S-8 (File No. 333-166760), as filed with the SEC on May 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: May 14, 2010	By:	/S/ WILLIAM G. HARRIS
William G. Harris
Senior Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.38	2010 Inducement Award Plan(1)

10.39	Form of Option Agreement under the 2010 Inducement Award Plan(2)

10.40	Form of Stock Unit Award Agreement under the 2010 Inducement Award Plan(3)

(1)	Incorporated herein by reference to Exhibit 99.3.1 of our registration statement on Form S-8 (File No. 333-166760), as filed with the SEC on May 12, 2010.
(2)	Incorporated herein by reference to Exhibit 99.3.2 of our registration statement on Form S-8 (File No. 333-166760), as filed with the SEC on May 12, 2010.
(3)	Incorporated herein by reference to Exhibit 99.3.3 of our registration statement on Form S-8 (File No. 333-166760), as filed with the SEC on May 12, 2010.